Exhibit 99.1

GlyEco Strengthens Management Team With Addition of Chief Business Development Officer
New Chief Business Development Officer to Assist GlyEco's North American Expansion and Expedite the Company's Entrance Into New Markets
 GlyEco, Inc.
January 14, 2014 8:15 AM

PHOENIX, Jan. 14, 2014 (GLOBE NEWSWIRE) -- Sustainable glycol technologies leader GlyEco, Inc. (GLYE) ("GlyEco" or the "Company") appointed Janet Carnell Lorenz, as its new Chief Business Development Officer. In her new role, Ms. Lorenz will focus on developing new business, identifying and establishing strategic partnerships, and expanding the Company's glycol recycling services.

Ms. Lorenz brings an extensive background in business development, marketing and new technology launches to her role. A 22-year veteran of the high-tech marketing industry, she previously managed a top-ranked marketing firm with $40 million in annual revenue. Ms. Lorenz specializes in bringing disruptive technologies to market and has an extensive background in branding, marketing, social media, and product development. Her experience includes managing international market expansions, developing national account campaigns and creating licensing programs. Ms. Lorenz is one of the three founders of GlyEco and has served as SVP of Corporate Development and Marketing since 2010.

"Janet has successfully positioned the Company's entry into the glycol market as a technology innovator and game-changing leader," stated John Lorenz, chairman and CEO of GlyEco. "Her unique insights into emerging industries, ability to build strategic relationships, and experience in international expansion will provide a solid foundation for her new role. I look forward to working closely with Janet as we expand our glycol recycling services into new markets."

GlyEco recently received independent third-party lab verification that confirms the Company's ability to recycle waste glycol, a hazardous material, to refinery-grade glycol standards. The Company intends to expand its proprietary glycol recycling services to industries which previously lacked options to recycle their hazardous waste glycol.

About GlyEco

GlyEco is a green chemistry company with a patent-pending technology for transforming a hazardous waste into green products. GlyEco Technology(TM) has the unique ability to clean the polluted glycols from all five waste-producing industries: HVAC, Textiles, Automotive, Airline and Medical. This technology recycles waste glycol to meet ASTM Type 1 specifications -- the same level of purity expected of refinery-grade glycols.

This patent-pending technology enables our clients to handle the removal of their waste glycol in a responsible and environmentally safe manner. Our clients can treat glycols as a more sustainable resource, recycling and re-using waste glycols repeatedly. Since most polluted glycol is disposed of in our surface waters - which can have devastating results for the environment, especially aquatic life - the GlyEco Technology(TM) solution gives our customers a way to reduce waste while caring for the environment, while reducing their costs.

About Glycol Recycling

Recycling waste glycols presents an inventive solution to supply shortages and increasing costs for refinery-produced material. Global consumption for refinery-produced ethylene glycol is over 5.5 billion gallons per year and climbing. GlyEco Technology(TM) is uniquely able to process all five sources of waste glycols, opening new avenues of supply. With proper handling, glycols can be recycled and reused indefinitely, creating the opportunity to utilize this valuable material as a predominately sustainable resource.

Special Note Concerning Forward-Looking Statements

This release contains statements that may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. These statements regard the intent, belief, and expectations of the Company. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, they involve risks and uncertainties, and their results may differ materially.

Contact:
Jon Cunningham
RedChip Companies, Inc.
Tel: 1-800-RED-CHIP (733-2447), ext. 107
Email: jon@redchip.com